Exhibit 99.1

Press Release
Trident Microsystems Reports Results for Third Quarter of Fiscal Year 2009
SANTA CLARA, Calif., April 28, 2009 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the multimedia and digital television market today announced results for the third quarter of fiscal year 2009, which ended March 31, 2009.
For the third quarter of fiscal year 2009, the company reported net revenues of $6.9 million, compared with net revenues of $19.2 million in the quarter ended December 31, 2008 and $55.3 million reported in the quarter ended March 31, 2008.
GAAP Results
For the third quarter of fiscal year 2009, a net loss of $16.6 million, or a loss of $0.27 per basic share, was recorded on a generally accepted accounting principles (“GAAP”) basis, which included $2.2 million of GAAP adjustments. This compares to a net loss of $14.6 million, or a loss of $0.24 per basic share, in the quarter ended December 31, 2008, which included $8.0 million of GAAP adjustments, and to net loss of $0.2 million, or $0.00 per basic share, in the quarter ended March 31, 2008, which included $5.3 million in GAAP adjustments.
Non-GAAP Results
Non-GAAP net loss for the third quarter of fiscal year 2009 was $14.4 million or a loss of $0.23 per basic share. This compares to a non-GAAP net loss of $6.6 million, or a loss of $0.11 per basic share, in the second quarter of fiscal year 2009 and to net income of $5.1 million, or $0.08 per diluted share, in the third quarter of fiscal year 2008.
A detailed reconciliation between GAAP and non-GAAP net income/loss is provided in a table following the non-GAAP consolidated statements of operations.
“Our third fiscal quarter results were consistent with our expectations, although it was a weak quarter,” commented Sylvia Summers Couder, Trident’s Chief Executive Officer and President. “As well, our current business outlook for the fourth fiscal quarter of 2009 remains soft due to reduced consumer spending and the absence of major production-ready design wins at tier one customers,” continued Ms. Summers.
“Notwithstanding the difficulties of the current market, we are taking actions to emerge as a leader in the global DTV market by investing in our future and building upon our core strengths. During the quarter, we made progress towards this goal by signing a definitive agreement to acquire three consumer division product lines from Micronas. We expect this acquisition to expand the markets and customers we serve, upgrade our intellectual property, and reduce our cash burn rate. We are on track to close the acquisition this quarter and are focused on identifying additional opportunities to improve efficiencies and maximize cost synergies. Additionally, we continue to evaluate additional strategic opportunities to further strengthen Trident’s position in the global DTV market, which is expanding to include the multimedia connected home,” added Ms. Summers.
Current Outlook
Trident’s outlook for the fourth quarter of fiscal year 2009, described below, is based on current expectations, does not include the effects of the proposed acquisition of certain assets from Micronas, and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially.

Fourth Quarter Fiscal Year 2009
•	Net revenues are expected to be in the range of $6 to $7 million.

•	Non-GAAP gross margins are projected to be between 22% and 25%.

•	Non-GAAP operating expenses are projected to be in the range of $10 to $11 million for research and development expenses and approximately $5 million for selling, general and administrative expenses.

•	Non-GAAP operating loss is projected to be in the range of $14 to $15 million.

•	Provision for income taxes is projected to be in the range of $1 to $2 million.

•	The company expects to end the quarter with a cash balance of approximately $180 to $185 million.
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net income (loss) gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for stock-based compensation expense, expenses related to the stock option investigation and related matters, restructuring charges, expenses related to software license fees adjustment, amortization of intangible assets from the acquisition of Trident’s Beijing subsidiary and the purchase of the minority interests of Trident’s Taiwan subsidiary (Trident Technologies, Inc.), impairment loss, capital gains and losses and dividend income. A detailed reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) is provided in a table following non-GAAP Consolidated Statements of Operations.
Investor Conference Call
Trident will host a conference call today, April 28, 2009, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss these quarterly results. Shareholders may participate in the call by calling 888-713-4218or 617-213-4870 and entering passcode 3550-4630.
This call is being webcasted by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com). A replay of the conference call will be available approximately two hours following the conference call until midnight Pacific Time, on May 5, 2009 and can be accessed by calling 888-286-8010 (domestic) or 617-801-6888 (international) using access code 4168-1298.
Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the fourth quarter of fiscal year 2009, our current business outlook for the first half of calendar year 2009, benefits expected to be achieved as a result of our planned acquisition of three consumer division product lines from Micronas, including expansion of our markets, upgrades to our intellectual property and reductions in our cash burn rate, as well as our continued evaluation of strategic opportunities to further strengthen our position in the global DTV market. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our ability to complete our acquisition of product lines from Micronas, our ability to build upon our core strengths, including our technology, engineering team, competitive cost structure and strong balance sheet, the timing of product introductions, the ability to obtain design wins among major OEMs for Trident’s products, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the deteriorating global macroeconomic environment, the increasingly competitive DTV market and our ability to retain key employees.

Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets integrated circuits, or ICs, and associated software for digital media applications, such as digital television, LCD television. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com. TRID-IR.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc., HiDTV™, DPTV™, SVP™ WX, SVP™ UX, SVP™ PXP and SVP™ CX are trademarks of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
For More Information
The Blueshirt Group for Trident Microsystems
Suzanne Craig or Maria Riley
Tel: +1-415-217-7722
Email: Suzanne@blueshirtgroup.com or Maria@blueshirtgroup.com
Web site: http://www.tridentmicro.com

Trident Microsystems, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,	March 31,
(In thousands)	2009	2008	2008

ASSETS
Current assets
Cash and cash equivalents	$202,581	$212,194	$200,316
Short-term investments	—	9	36,117
Accounts receivable, net	812	531	15,144
Inventories	1,650	3,648	11,300
Prepaid expenses and other current assets	10,918	11,596	16,505

Total current assets	215,961	227,978	279,382

Property and equipment, net	23,381	23,804	23,086
Intangible assets, net	4,298	5,598	9,671
Goodwill	—	1,432	1,372
Other assets	9,664	10,008	9,000

Total assets	$253,304	$268,820	$322,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,794	$2,978	$14,531
Accrued expenses and other current liabilities	15,830	17,787	25,742
Income taxes payable	12,320	15,229	21,633

Total current liabilities	32,944	35,994	61,906
Long-term income taxes payable	21,476	20,103	23,602
Deferred income tax liabilities	249	274	247

Total liabilities	54,669	56,371	85,755

Stockholders’ equity Capital stock	218,842	216,052	203,290
(Accumulated deficit) / retained earnings	(20,207)	(3,603)	35,880
Accumulated other comprehensive loss	—	—	(2,414)

Total stockholders’ equity	198,635	212,449	236,756

Total liabilities and stockholders’ equity	$253,304	$268,820	$322,511

Trident Microsystems, Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March31,
(In thousands, except per share data)	2009	2008	2008	2009	2008

Net revenues	$6,852	$19,215	$55,284	$60,849	$218,442
Cost of revenues (1)	6,391	13,045	29,972	$42,143	115,176

Gross profit	461	6,170	25,312	18,706	103,266
Gross margin	6.7%	32.1%	45.8%	30.7%	47.3%
Research and development expenses (2)	11,434	12,715	14,407	37,214	39,385
% of net revenues	166.9%	66.2%	26.1%	61.2%	18.0%
Selling, general and administrative expenses	3,626	8,465	7,120	22,196	38,391
% of net revenues	52.9%	44.1%	12.9%	36.5%	17.6%
Goodwill impairment	1,432	—	—	1,432	—
% of net revenues	20.9%	—	—	2.4%	—
Restructuring charges	41	761	—	802	—
% of net revenues	0.6%	4.0%	—	1.3%	—

Income (loss) from operations	(16,072)	(15,771)	3,785	(42,938)	25,490
% of net revenues	(234.6)%	(82.1)%	6.8%	(70.6)%	11.7%
Net (loss) on investment in / dividend income from UMC stock	—	(46)	—	(8,187)	—
Interest and other income, net	1,287	2,103	(796)	6,518	5,283

Income (loss) before income taxes	(14,785)	(13,714)	2,989	(44,607)	30,773
% of net revenues	(215.8)%	(71.4)%	5.4%	(73.3)%	14.1%
Provision for income taxes (3)	1,819	870	3,216	4,550	13,691
% of net revenues	26.5%	4.5%	5.8%	7.5%	6.3%

Net income (loss)	$(16,604)	$(14,584)	$(227)	$(49,157)	$17,082
% of net revenues	(242.3)%	(75.9)%	(0.4)%	(80.8)%	7.8%

Basic net income (loss) per share	$(0.27)	$(0.24)	$(0.00)	$(0.80)	$0.29

Common shares used in computing basic per share amounts	61,829	61,612	59,369	61,529	59,025

Diluted net income (loss) per share	$(0.27)	$(0.24)	$(0.00)	$(0.80)	$0.27

Common and common equivalent shares used in computing diluted per share amounts	61,829	61,612	59,369	61,529	62,719

(1) & (2) —	During fiscal year ended June 30, 2008, the Company reclassified certain prior period balances from “Research and development expenses” to “Cost of revenues”.
These reclassifications did not impact any prior amounts of reported net income (loss), total assets, total liabilities, stockholders’ equity, and results of operations or cash flows. See the reconciliation for such reclassification for the three and nine month periods ended March 31, 2008.
Reconciliation for R&D expenses reclassification:

	Three Months Ended	Nine Months Ended
	March 31,	March 31,
	2008	2008

Cost of revenues (1):
Balance before reclassification	$29,105	$112,742
Reclassification from research and development	867	2,434

Balance after reclassification	$29,972	$115,176

Research and development expenses (2):
Balance before reclassification	$15,274	$41,819
Reclassification to cost of revenues	(867)	(2,434)

Balance after reclassification	$14,407	$39,385

(3)	Amounts for each quarter ended include the amortization of foreign taxes associated with intercompany profit on assets remaining within Trident’s group.

Trident Microsystems, Inc.
Non-GAAP Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(In thousands, except per share data)	2009	2008	2008	2009	2008

Net revenues	$6,852	$19,215	$55,284	$60,849	$218,442
Cost of revenues (1)	5,321	11,835	28,750	37,800	110,565

Gross profit	1,531	7,380	26,534	23,049	107,877
Gross margin	22.3%	38.4%	48.0%	37.9%	49.4%
Research and development expenses (2)	10,382	10,169	10,542	32,272	28,086
% of net revenues	151.5%	52.9%	19.1%	53.0%	12.9%
Selling, general and administrative expenses	5,004	5,199	6,690	17,174	19,969
% of net revenues	73.0%	27.1%	12.1%	28.2%	9.1%

Income (loss) from operations	(13,855)	(7,988)	9,302	(26,397)	59,822
% of net revenues	(202.2)%	(41.6)%	16.8%	(43.4)%	27.4%
Interest and other income, net (3)	1,280	2,230	(1,000)	6,626	2,537

Income (loss) before income taxes	(12,575)	(5,758)	8,302	(19,771)	62,359
% of net revenues	(183.5)%	(30.0)%	15.0%	(32.5)%	28.5%
Provision for income taxes (4)	1,819	870	3,216	4,550	13,691
% of net revenues	26.5%	4.5%	5.8%	7.5%	6.3%

Net income (loss)	(14,394)	(6,628)	5,086	(24,321)	48,668
% of net revenues	(210.1)%	(34.5)%	9.2%	(40.0)%	22.3%

Basic net income (loss) per share	$(0.23)	$(0.11)	$0.09	$(0.40)	$0.82
Common shares used in computing basic per share amounts	61,829	61,612	59,369	61,529	59,025

Diluted net income (loss) per share	$(0.23)	$(0.11)	$0.08	$(0.40)	$0.76
Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis (5)	61,829	61,612	63,067	61,529	63,901

(1) & (2) —	During fiscal year ended June 30, 2008, the Company reclassified certain prior period balances from “Research and development expenses” to “Cost of revenues”. These reclassifications did not impact any prior amounts of reported net income (loss), total assets, total liabilities, stockholders’ equity, and results of operations or cash flows. See the reconciliation for such reclassification for the three and nine month periods ended March 31, 2008.
Reconciliation for R&D expenses reclassification:

	Three Months Ended	Nine Months Ended
	March 31,	March 31,
	2008	2008
Cost of revenues (1):
Balance before reclassification	$28,014	$108,479
Reclassification from research and development (excluding stock-based compensation expense)	736	2,086

Balance after reclassification	$28,750	$110,565

Research and development expenses (2):
Balance before reclassification	$11,278	$30,172
Reclassification to cost of revenues (excluding stock-based compensation expense)	(736)	(2,086)

Balance after reclassification	$10,542	$28,086

(3)	Amount in the nine months ended March 31, 2009 included a $3.6 million foreign currency remeasurement gain related to income taxes payable in foreign jurisdictions, which resulted from the relative strengthening of the U.S. dollar.

(4)	Amounts for each quarter ended include the amortization of foreign taxes associated with intercompany profit on assets remaining within Trident’s group.

(5)	Common and common equivalent shares used to calculate non-GAAP diluted net income per share excluded all the unamortized stock compensation of stock options and restricted shares when determining whether the awards are anti-dilutive. We also excluded unamortized stock compensation from the assumed proceeds under the treasury stock method.

Trident Microsystems, Inc.
A reconciliation between net income on a GAAP basis and a non-GAAP basis is as follows:

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
(In thousands, except per share data, unaudited)	2009	2008	2008	2009	2008
GAAP net income (loss)	($16,604)	($14,584)	($227)	($49,157)	$17,082
Impairment of acquisition-related intangible assets (1)
Cost of revenues	294	—	—	677	—
Selling, general and administrative expenses	1,735	—	—	1,739	—

Total impairment of acquisition-related intangible assets	2,029	—	—	2,416	—

Amortization of acquisition-related intangible assets (2)
Cost of revenues	628	1,065	1,040	2,799	4,011
Selling, general and administrative expenses	76	134	108	347	442

Total amortization of acquisition-related intangible assets	704	1,199	1,148	3,146	4,453

Stock-based compensation expense (3)
Cost of revenues	145	138	182	438	600
Research and development	1,340	2,736	2,388	5,829	9,822
Selling, general and administrative expenses	1,318	1,054	2,822	3,146	13,816

Total stock-based compensation expense	2,803	3,928	5,392	9,413	24,238

Restructuring Charges

Cost of revenues	3	7	—	10	—
Research and development	28	442	—	470	—
Selling, general and administrative expenses	13	319	—	332	—

Total restructuring charges	44	768	—	812	—

Stock options related professional fees — (SG&A) (4)	(3,075)	2,078	(2,500)	1,222	4,164

Software license fees — (R&D) (5)	(288)	(190)	1,477	(887)	1,477

Prepaid royalties adjustment (6)
Cost of revenues	—	—	—	419	—

Loss/Impairment/Dividend on UMC stock (7)
Loss of sale of UMC stock	—	46	—	8,959	—
Impairment loss of UMC stock	—	—	—	429	—
UMC stock dividend income	—	—	—	(1,201)	—

Total impact on UMC stock	—	46	—	8,187	—
Impairment of other investment	—	127	(204)	115	(2,746)
Capital gain on investments, net (8)	(7)	—	—	(7)	—

Non-GAAP net income (loss)	($14,394)	($6,628)	$5,086	($24,321)	$48,668

Basic net income (loss) per share	$(0.23)	$(0.11)	$0.09	$(0.40)	$0.82

Common shares used in computing basic per share amounts	61,829	61,612	59,369	61,529	59,025

Diluted net income (loss) per share	$(0.23)	$(0.11)	$0.08	$(0.40)	$0.76

Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis	61,829	61,612	63,067	61,529	63,901

(1)	Charges for intangible assets impairment incurred as a result of their carrying value exceeding the fair value. The impaired intangible assets related to acquired TMBJ. Management believes that these charges are not directly associated with the Company’s core operating performance.

(2)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets from the acquisition of TMBJ and the purchase of the minority interests of the Company’s TTI subsidiary. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(3)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(4)	Stock options related professional fees are excluded from the non-GAAP net income (loss) calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident. Amounts in the three and nine months ended March 31, 2009 and in the three and nine months ended March 31, 2008 include insurance reimbursements received for the Directors’ and Officers’ insurance partially offset by the stock options related professional fees incurred.

(5)	Software license fees represent an adjustment for prior years’ software usage.

(6)	Adjustment incurred to write down existing royalties that the Company prepaid to certain vendors. Management believes that the adjustment is not directly associated with Trident’s core operating performance.

(7)	Management believes that the capital loss on the sale of UMC stock and the dividend income received from UMC are not directly related to the ongoing business and operating performance of Trident. In addition, at September 30, 2008, based on the guidance prescribed in FSPs No. FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, the Company determined that the decline in value of its remaining investment in UMC was other than temporary. As a result, the Company recorded an impairment loss in the first quarter of fiscal year 2009 for this decline in value. The capital loss, dividend income and impairment loss from the investment in UMC have all been excluded from the non-GAAP net loss calculation.

(8)	The capital gain related to cash distribution from one of the Company’s investments. Management believes that such capital gain on the investment is not related to the ongoing business and operating performance of Trident. As such, management believes that it is appropriate to exclude investment related gain from Trident’s non-GAAP financial measures.